UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report : April 13, 2004

WESCORP ENERGY INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-30095	33-0921967
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

8711-50 Street, Edmonton, Alberta, Canada	T6E 5H4
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: 780-482-4200

Not Applicable
(Former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

1.  Acquisition of 100% of Flowray and Flowstar.

Terms of Acquisition of Flowstar and Flowray

On March 31, 2004, Wescorp Energy Inc. (“Wescorp” or the “Company”), through its Alberta subsidiary 1049265 Alberta Ltd., completed the acquisition of 100% of the outstanding shares of Flowstar Technologies Inc. (“Flowstar”) and Flowray Inc. (“Flowray”) in consideration of cash payments to the selling shareholders totalling CDN$550,000 pursuant to the share purchase and subscription agreement dated June 9, 2003 as amended effective January 14, 2004. The acquisition was made retroactively effective as of January 14, 2004 as that was the date when Wescorp tendered its consideration as a good faith deposit to effect the proposed amended acquisition agreement.

Related Agreements to Acquire 100% of Vasjar Trading Ltd.

In connection with the acquisition of Flowstar and Flowray, Wescorp has also entered into share purchase agreements dated effective January 14, 2004 pursuant to which Wescorp’s 100% owned subsidiary, 1049265 Alberta Ltd. will acquire 100% of the outstanding shares of Vasjar Trading Ltd. (“Vasjar”), a British Virgin Islands corporation, Vasjar in turn owns 100% of the outstanding shares of Quadra International Inc. (“Quadra”) and Flowstar International, Inc. (formerly Penta Energy Products Inc.) (“Flowstar International”), both of which are Barbados corporations. Pursuant to an agreement dated as effective August 30, 2003, Flowray had transferred to Quadra Products all of its intellectual property rights, including rights to the technology related to the DCR 900 system described below, in consideration of a promissory note in the principal amount of CDN$600,000 without interest. The promissory note is now the sole asset of Flowray.

The acquisition of Vasjar is expected to be contractually concluded in April, 2004; the exchange of shares (and thus actual ownership of and consolidation with Wescorp) may however be delayed. As noted above, this is due to issues related to the Company’s ability to issue SEC registered shares in a timely manner. These issues are under discussion between Management and Vasjar principals. In consideration of the purchase of all the outstanding shares of Vasjar from two shareholder entities (in which the selling shareholders of Flowstar/Flowray have interests), Wescorp will issue shares to the shareholders of Vasjar each as to 50% as follows:

(a) an aggregate 2,400,000 shares of common stock of the Company on or before April 30, 2004 (subject to a penalty of 10% additional shares if the shares are issued after that due date); and

(b) up to an aggregate 2,600,000 additional shares of common stock of the Company to be issued in stages as follows:

Stage One. On or before April 1, 2005, Wescorp will issue from 480,000 to 600,000 additional shares based on sales achieved in the 2004 calendar year; the lower figure being if sales are less than $3,000,000, and the upper figure being if sales are more than $3,750,000. Shares are required to be registered at delivery.

Stage Two. On or before April 1, 2006, Wescorp will issue from 800,000 to 1,000,000 additional shares based on sales achieved in the 2005 calendar year; the lower figure being if sales are less than $4,500,000 and the upper figure being if sales are more than $7,500,000. Shares are required to be registered at delivery.

and

Stage Three. On or before April 1, 2007, Wescorp will issue from 800,000 to 1,000,000 additional shares based on sales achieved in the 2006 calendar year; the lower figure being if sales are less than $6,000,000 and the upper figure being if sales are more than $11,250,000.

Shares are required to be registered at delivery.

Any Wescorp shares not earned in a particular calendar year because the sales did not achieve the upper sales target will be carried over and added to the shares to be issued in the next calendar year, subject to achievement of the next year’s escalating sales volumes.

If Wescorp fails to deliver any of the Stage 2 shares, Wescorp will be subject to a penalty of 10% additional shares to be issued to the Vasjar shareholders each month of delay, with a cumulative provision. If any of the Wescorp shares to be issued to the Vasjar shareholders have not been delivered for a period of 182 days after the applicable due date, the Vasjar shareholders may at their option terminate the share purchase agreements, without notice or prior opportunity to cure. Wescorp has agreed to pledge to the Vasjar shareholders all the Vasjar shares as security to guarantee Wescorp’s performance under the share purchase agreements.

If Wescorp sells any of its Vasjar shares to any third party, all shares of Wescorp due to and to be due to the Vasjar shareholders must be issued by Wescorp.

Business and Assets of Flowstar Group

Flowray and Flowstar are private companies incorporated in Alberta, Canada. Since inception, Flowray has been developing a new system for measuring the flow of gas at the wellhead. This system is known as the Digital Chart Recorder or “DCR-900”. The DCR-900 system consists of a turbine based flow measurement signal generating device, temperature and pressure probes and a flow computer, which performs all of the corrected flow calculations. In 2003, this system received approval from the Canadian Standards Association (CSA) and also received independent verification of accuracy from Southwest Research Institute in Houston Texas.

Flowstar successfully field-tested the product in 2003. Units were commercially sold in the 2003 year, and were installed in various customer applications.

By License Agreement dated December 6, 2001, Flowray granted Flowstar the non-exclusive worldwide license to use Flowray’s technology relating to certain flow meters and to manufacture, market and sell products derived from the technology, including three major product lines used in measuring and recording natural gas flow. Flowstar has secured the license in exchange for a 10% royalty on sales to be paid to Flowray. Flowstar also represents and distributes independent third party products, and seeks to position itself to be a leading supplier of flow measurement equipment to the petroleum industry. Flowstar and Flowray are now wholly owned subsidiaries of Wescorp.

Flowray and Flowstar currently have no significant tangible assets. Flowray transferred all of its intellectual property rights and technology to Quadra as discussed above. As a result, Flowstar will now need to secure an agreement with Quadra or an affirmation of the agreement with Flowray to utilize its Flowray license. Upon completion of the Vasjar acquisition, Quadra will become a wholly owned subsidiary of Wescorp. Management intends to secure the appropriate licenses in the next several weeks, whether or not the acquisition closes as scheduled in April, 2004, or some later date. The intellectual property assets include a US provisional patent application filed on or about March 3, 2003 for the technology used in the DCR-900 system. Quadra also holds the intellectual property for liquid based totalizers, burner igniters, and windows based gas flow calculation software, all of which Flowstar markets. Flowstar also markets a line of liquid turbines for which there is no intellectual property, as the patents expired long ago.

Flowray has, pursuant to a Letter of Intent, given Cal-Scan Services, Ltd., a private Canadian company, a right of first refusal to engineer, supply or manufacture the DCR-900 product according to Flowray's specifications. Cal-Scan has agreed to manufacture the DCR 900 for the material costs plus labor costs plus Cdn $425 (adjusted for inflation annually). An additional fee of $200/unit is payable by Flowstar to Cal-Scan for each unit sold using the technology, wherever it is made This company provides a technology which is incorporated in the design of Flowray's DCR-900 system. For each DCR-900 unit purchased from this company, Flowray has agreed to pay this company a fee for use of the technology. Details of this company’s technology will be provided to a mutually agreeable trust agent, to be held in escrow and not disclosed to Flowray, except in certain specific circumstances, designed to protect Flowray.

Flowray has also granted this company an irrevocable, exclusive license to use Flowray's technology related to differential pressure orifice plate system flow measurement, in oil field production well testing. The license will permit this company to manufacture, market, and sell flow measurement products, or sub-license or assign these rights, in markets other than turbine based flow measurement. The term of this license will continue for the life of Flowray’s patent. If Flowray fails to purchase a minimum number of 100 units for the first two years, 200 units in year three and 300 units per year thereafter , then this company’s license to use Flowray's technology will be extended to its entire subject matter without any restriction on the market. If Flowray is declared bankrupt, Flowray has agreed to assign to this company all its rights to the flow measurement technology, including patents and patent applications. If either of these two conditions should occur, Flowray would lose all rights to use the technology granted to Cal-Scan and the Flowstar/Flowray business unit would likely cease. Flowray also granted this company a non-exclusive distributorship for the DCR-900 product.

Quadra has no other assets aside from the intellectual property transferred to Quadra by Flowray. When the acquisition of Vasjar is concluded, scheduled for April 2004, but whose date is uncertain, Wescorp will own all the proprietary technology originally owned by Flowray related to the DCR 900 system and other products. Quadra is planning to grant Flowstar International a license to use the technology and to manufacture, market and sell products derived from the technology, including the DCR 900 system, in all jurisdictions worldwide except Canada. Flowstar International plans to also own all the outstanding shares of a United States company named Flowstar USA, Inc., which will hold the rights to manufacture, market and sell the DCR 900 system in the United States. Flowstar’s current worldwide license is to be amended so that Flowstar will retain the rights to manufacture, market and sell the DCR 900 system only in Canada. The timing and execution of these plans will depend on the delivery and acceptance of Wescorp shares to the Vasjar shareholders, a subject currently being discussed by the parties, or an acceptable interim license arrangement.

The acquisition of Flowstar and Flowray represents an initial step by Wescorp in implementing its new corporate direction to become a consolidator and acquirer of leading edge technologies with global applications for the energy service sector. Wescorp continues to evaluate numerous technologies that are at or near the commercialization stage.

Original Terms of Acquisition of Flowstar and Flowray

The Company had originally agreed to acquire up to 51% of the shares of Flowstar and Flowray by way of transfer of previously issued shares from the shareholders and by purchase of shares from the treasury of Flowray. The consideration originally to be paid by the Company pursuant to the acquisition included:

1.
the issuance on the first closing of an aggregate 750,000 shares of common stock of the Company to the Flowstar shareholders at a deemed price of $0.13 per share in exchange for the transfer of 51% of the outstanding shares of Flowstar;

2.	the payment by the Company of an aggregate CDN$750,000 cash to Flowray in consideration of the issuance of treasury shares to the Company;
3.	the payment by the Company of an aggregate CDN$1,000,000 cash to the Flowray shareholders in consideration of the transfer of certain of their shares of Flowray; and
4.
the issuance on or before January 15, 2004 to the Flowray shareholders of such number of additional shares of common stock of the Company equal in value to CDN$500,000 calculated at the average market price for two months prior to the date of issuance and discounted by 20%.

The acquisition of 51% of Flowstar and Flowray was to complete in stages, with each stage being subject to fulfillment of certain closing conditions. The Company was required to make cash payments in instalments on or before certain deadlines over the period ending January 15, 2004. All shares of common stock to be issued to the shareholders were to be registered or qualified for sale under applicable securities laws within 120 days of the date of issuance.

The Company had also agreed to advance to Flowstar and Flowray up to CDN$1,500,000 by way of loan. All loan advances are secured by a general security agreement signed by the borrowers in favour of the Company and bear interest at 5% per annum. The loan was to be repaid depending upon the cash flow of Flowstar and Flowray and at the discretion of their boards of directors. See Loan Advances to Flowstar and Flowray below for particulars regarding the amended terms and conditions of the interim loan advanced by the Company to Flowstar and Flowray.

Pursuant to the terms of the original share purchase agreement prior to amendment, upon the Company acquiring 51% of the issued shares of Flowstar and Flowray, the Company had the right and option to purchase the remaining 49% of the issued shares of Flowstar and Flowray from the shareholders at the fair market value, based on a valuation prepared by an independent certified business valuator. The Company's option to purchase the remaining 49% was exercisable at any time without an expiry date. If the shareholders received an offer from a third party to purchase their remaining 49% interest in Flowstar or Flowray, the Company had the right of first refusal to purchase the 49%interest on the same terms as the offer.

The amendment to the share purchase agreement provided for the purchase by the Company of 100% rather than only 51% of the outstanding shares of Flowstar and Flowray. All share issuances to the shareholders proposed as part of the original consideration for 51% of Flowstar and Flowray were eliminated under the amendment to the Share Purchase Agreement and the consideration changed to cash only. The Company acquired all the issued and outstanding shares of Flowstar and Flowray for a total of CDN$550,000 cash, which represents a reduction of CDN$1,200,000 from the original cash component of the purchase price for only 51%. Part of the reason for amending and reducing the purchase price paid by Wescorp for the acquisition of Flowstar and Flowray was that Wescorp will acquire, in a separate acquisition to close on or before April 30, 2004, the technology originally owned by Flowray and now owned by Quadra (a subsidiary of Vasjar), as described above.

All funds paid by Wescorp in excess of the final reduced purchase price of CDN$550,000 for 100% of Flowstar and Flowray will remain a loan repayable to Wescorp on terms described below.

2. Loan Advances to Flowstar and Flowray.

Terms and Conditions of Loan and Promissory Notes

We entered into a Memorandum of Agreement dated March 27, 2003 with Flowray Inc. ("Flowray") and Flowstar Technologies Inc. ("Flowstar") under which we have advanced $2,360,000 Canadian dollars (approximately $1,708,991 using the historical exchange rates at the times the advances were made) by way of a loan to Flowray and Flowstar for operating purposes. Approximately CDN$2,160,000 (approximately $1,648,296) plus US$195,000 is owed as at March 31, 2004.

Flowray and Flowstar, as borrowers, have provided the Company with a promissory note for each advance. The borrowers had originally agreed to pay Wescorp interest on the promissory notes at the rate of 5% per annum, calculated monthly on the last day of each month, not in advance, from the date of each promissory note on the outstanding balance. The promissory notes were originally due as follows: 25% of the outstanding balance of the promissory notes on March 30, 2004, a further 25% on September 30, 2004, a further 25% on March 30, 2005, and the balance together with all accrued interest on September 30, 2005.

As security for the repayment of the promissory notes, Flowstar and Flowray have provided the Company with a general security agreement dated March 27, 2003, which grants the Company a security interest in all of the present and after-acquired personal property of the borrowers. The Company's security interest has been registered under the Personal Property Security Act (Alberta) as a first charge and lien on all of the borrowers’ personal property. The President, director and one of the selling shareholders of Flowstar and Flowray has agreed to postpone his rights as holder of security interests and security agreements on the personal property of Flowstar and Flowray to all rights and security interests of the Company.

As of January 14, 2004 the Company and Flowstar and Flowray amended the Memorandum of Agreement dated March 27, 2003. The promissory notes now accrue interest starting six months from the date the funds were advanced at the rate of 5% per annum, calculated monthly on the last day of the month, not in advance, on the outstanding balance owing on the promissory notes until the full amount owing on the promissory notes, including interest, is paid in full. However, upon amendment to the terms of the loan agreement effective January 14, 2004, Management decided to forgive the interest on the notes for the 2003 year. Interest accrued in 2004 will be payable quarterly commencing September 30, 2004. The original due date of the promissory notes has been extended such that the notes are now due and payable five years from the date each promissory note was or is signed. If the parties fail to agree on the due date, then the promissory notes will be due and payable five years from January 14, 2004. In the event of the sale or disposition of all the shares of either of Flowstar and Flowray to an unrelated third party, then the promissory notes will become due and payable forthwith on demand.

Upon the amendment to the Memorandum of Agreement regarding the loan effective January 14, 2004, $1,310,709 ($1,810,000 CDN) of the existing $1,708,991 ($2,360,000 CDN) loan to Flowray and Flowstar remained as a loan. The balance of the loan, or $398,282 ($550,000 CDN) as at January 14, 2004, was applied to the purchase price for the acquisition of Flowray shares. In addition to the loan of $1,310,709, Wescorp expects to fund the growing operations of Flowstar into the future until Flowstar is self-sufficient. The exact amount of the anticipated future funding needed for Flowstar is not known at this time. All past advances are, and any future advances will be, secured by the general security agreement already signed by the borrowers and will bear interest at 5% per annum. The interest may be waived at the discretion of the board of directors. The loan may be repaid depending upon the cash flow of Flowray and Flowstar and at the discretion of the boards of directors of the borrowers. There are limited assets in Flowstar and Flowray with which to repay loans made by Wescorp. Flowstar will depend on profits from its sales as a source for repayment, and Flowray from such amounts as it may collect on its $600,000 promissory note received from Quadra. Quadra will become our indirectly controlled and indirectly wholly owned subsidiary when the Vasjar transaction is fully effected (see the discussion above).

Source of Proceeds to Company for Loans made to Flowray and Flowstar

We obtained the funds that were advanced to Flowray and Flowstar through equity financings and a loan from AHC Holdings Inc., a private Alberta company wholly owned by Comeau Industries Ltd., of which Mr. Alfred Comeau, a director of our Company, is the majority shareholder. Under the terms of a loan agreement, AHC agreed to make available up to $2,000,000 Canadian dollars or approximately $1,370,000. This was fully funded in the 2003 fiscal year and $150,000 was repaid to AHC during the first quarter of 2004. All advances under the loan are secured by promissory notes. We have agreed to pay interest to AHC at the rate of 15% per annum, compounded semi-annually, and paid annually on or before March 31. The principal and all accrued and unpaid interest are due on December 31, 2005. As a bonus for the loan, we issued AHC a warrant to purchase up to 1,000,000 shares of our common stock exercisable at a price of $0.15 per share until March 6, 2006. We also issued a warrant to Terry Mereniuk, of Edmonton, Alberta, for his services to the Company in facilitating the loan from AHC. The warrant entitles Terry Mereniuk to purchase up to 500,000 shares of our common stock exercisable at a price of $0.15 per share until March 6, 2006.

ITEM 5. OTHER EVENTS

1. Adoption of Restated Certificate of Incorporation.

On December 9, 2003, the Company filed a Definitive Proxy Statement with the U.S. Securities and Exchange Commission with respect to a proposed approval by Shareholders’ Consent of an Amended and Restated Certificate of Incorporation; said approval had already been made by the Board of Directors. Such an approval requires an absolute majority of the shares issued and outstanding and the consent becomes effective upon the requisite consents being received in accordance with Delaware law (no Meeting is held). The Amended and Restated Certificate, after such consent is obtained, becomes effective upon filing with the State of Delaware. The Amended and Restated Certificate was filed and became effective on February 17, 2004. The Restated Certificate changed the Corporate name from “CTI Diversified Holdings, Inc.” to “Wescorp Energy Inc.” (the new name was assumed and began to be used in Company communications on December 22, 2003). The Restated Certificate also authorized the issuance of up to 250,000,000 common shares, and up to 50,000,000 preferred shares; preferred shares rights and powers may be designated by Board Resolution without shareholder action or approval. There are also several other significant provisions added or changed from the original Certificate, as more fully set forth in said Definitive Proxy Statement and which should all be reviewed carefully for an understanding of the effect thereof. You may receive a copy thereof from the Company, or may review it on the SEC EDGAR website, www.sec.gov. A copy of the Amended and Restated Certificate is attached hereto as an Exhibit.

2. Completion of Private Placement of Units

On March 15, 2004, the Company completed the private placement of 2,666,000 units at the price of $0.50 per unit for total proceeds of $1,333,000. Each of 926,000 units consists of one share of common stock and one whole share purchase warrant exercisable to purchase one additional common share at a price of $0.50 until the close of business on March 15, 2006. Each of 1,740,000 units consists of one share of common stock and one-half of one share purchase warrant where one whole warrant is exercisable to purchase one additional common share at a price of $1.00 until the close of business on March 15, 2005. The shares and warrants were issued to non-U.S. persons resident outside the United States in reliance upon an exemption from registration under Regulation S of the Securities Act of 1933, as amended. The Company intends to use the proceeds of the private placement for to fund operations of Flowstar and for general working capital.

ITEM 7. EXHIBITS

2.1	Share Purchase and Subscription Agreement dated June 9, 2003 among the Company, 1049265 Alberta Ltd., Flowray Inc. ("Flowray"), Flowstar Technologies Inc. ("Flowstar"), New Millennium Acquisitions Ltd. ("New Millennium") and Gregory Burghardt.

2.2	Share Purchase and Subscription Amending Agreement dated January 14, 2004 among the Company, 1049265 Alberta Ltd., Flowray, Flowstar, New Millennium and Gregory Burghardt

2.3	Share Purchase Agreement dated as of January 14, 2004 between the Company and Epitihia Trust.

2.4	Share Purchase Agreement dated as of January 14, 2004 between the Company and Abuelo Trust.

2.5	Memorandum of Agreement dated March 27, 2003 among the Company, Flowray and Flowstar.

2.6	Memorandum Amending Agreement dated January 14, 2004 the Company, Flowray and Flowstar.

10.1	License Agreement dated December 6, 2001 between Flowray and Flowstar.

10.2	Intellectual Property Purchase Agreement dated and effective August 30, 2003 between Flowray and Quadra Products International Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

“John Anderson”
(Signature)

Date April 13, 2004	John Anderson, President & CEO
(Print name and title of signing officer)